UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 18, 2014

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on February 18, 2014.  The Company’s shareholders voted on the following proposals and cast their votes as follows:].

[The final vote results are as follows:]

1.  Election of Directors

Nominee for Director	For	Against	Withheld
Walter C. Zable	22,448,204	0	463,318
Bruce G. Blakley	22,682,234	0	229,288
William W. Boyle	22,842,935	0	68,587
Edwin A. Guiles	22,682,336	0	229,186
Robert S. Sullivan	22,488,963	0	422,559
John H. Warner, Jr.	18,279,172	0	4,632,350

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain	Broker Non-Votes
2. To approve, on an advisory basis, the compensation of the Company’s executive officers	22,302,134	563,511	45,877	1,528,257

In accordance with the above results, the compensation of the Company’s executive officers was approved on an advisory basis.

	For	Against	Abstain
3. To confirm the appointment of Ernst & Young LLP as independent public accountants of the Company for fiscal year 2014	24,271,166	150,598	18,015

In accordance with the above results, the appointment of Ernst & Young LLP was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary